UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 26, 2014

CVD EQUIPMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation or Organization)

1-16525	11-2621692
(Commission File Number)	(IRS Employer Identification No.)

355 South Technology Dr. Central Islip, New York 11722
(Address of Principal Executive Offices, Including Zip Code)

(631) 981-7081
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d)                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 1, 2014, CVD Equipment Corporation (the “Registrant”) issued a press release announcing the appointment by the Board of Lawrence Firestone on March 26, 2014 as a member of its Board of Directors. By its appointment of Mr. Firestone as a Director, the Board now has six Directors. Mr. Firestone will also be a member of the Company’s Audit Committee, Compensation Committee, Nominating, Governance and Compliance Committee and Finance Committee. A copy of the press release issued by the Registrant concerning the foregoing information is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Mr. Firestone is currently the Chief Executive Officer and President of FirePower Technology, Inc. a provider of power supplies to the high performance computing market.  Prior to FirePower Technology, from June 2012 to July 2013, Mr. Firestone was Chief Executive Officer and President of Qualstar Corporation a provider of power supplies for high performance computing, instrumentation and tape libraries - markets where large amounts of electronic data are stored and maintained.  From February 2011 to May 2012, Mr. Firestone served as Chief Financial Officer of Xiotech Corporation, a supplier of enterprise storage systems.  From August 2006 to August 2010, Mr. Firestone was Executive Vice President and Chief Financial Officer of Advanced Energy Industries, Inc., a provider of power conversion devices for the semi-conductor and solar inverter markets.  From 1999 until August 2006, Mr. Firestone served as the Senior Vice President and Chief Financial Officer at Applied Films Corporation, a supplier of thin film deposition equipment.  Prior to joining Applied Films, from 1996 to 1999, Mr. Firestone served as Vice President and Chief Operating Officer of Avalanche Industries, a contract manufacturer of custom cables and harnesses.  Mr. Firestone has previously served as a director on the boards of Qualstar Corporation, Amtech Systems, Inc. and Hyperspace Communications, Inc. from 2004 through 2013.  Mr. Firestone received a B.S. in Business Administration with a concentration in Accounting from Slippery Rock State College in 1981.

There are no other arrangements or understandings between Mr. Firestone and any other person pursuant to which Mr. Firestone was appointed as a director of the Registrant. Mr. Firestone has not entered into any transactions with the Registrant that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01                      Financial Statements and Exhibits.

(c) Exhibits.

99.1           Press Release dated April 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVD EQUIPMENT CORPORATION
Date: April 1, 2014

/s/ Leonard A. Rosenbaum
Name: Leonard A. Rosenbaum
Title: Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)